FOURTH AMENDMENT TO INDUSTRIAL LEASE

This Fourth Amendment to Industrial Lease (the “Amendment”) is made and entered into by and among GSNTR ATX 1200 BMC DRIVE OWNER LP, a Delaware limited partnership (“Building 1 Owner”), GSNTR ATX 1202 BMC DRIVE OWNER LP, a Delaware limited partnership (“Building 2 Owner”) (Building 1 Owner and Building 2 Owner are collectively referred to herein as “Landlord”), and HYLIION INC., a Delaware corporation (“Tenant”), and is dated for reference purposes only as of November _14_, 2023 (the “Amendment Date”).

RECITALS:
WHEREAS, IGX Brushy Creek, LLC, a Texas limited liability company (“IGX”), and Tenant executed that certain Industrial Lease dated as of February 5, 2018 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated as of December 1, 2020, that certain Second Amendment to Industrial Lease dated as of June 2, 2021, and that certain Third Amendment to Industrial Lease dated as of December 17, 2021 (the “Third Amendment”), pursuant to which Tenant leases from Landlord certain premises consisting of approximately 26,908 square feet of space located in Suite 100 of Building 1 located at 1200 BMC Drive, Cedar Park, Texas 78613 (the “1200 Space”), and 124,780 square feet of space, constituting all of Building 2 located at 1202 BMC Drive, Cedar Park, Texas 78613 (the “1202 Space”), both part of the Brushy Creek Corporate Center, as such leased premises are more particularly described therein. The Original Lease, as so amended, is herein referred to as the “Existing Lease”, and the premises leased to Tenant thereunder are herein referred to as the “Premises”.

WHEREAS, Dogwood Propco TX III, L.P., a Delaware limited partnership (“Dogwood”) is the successor-in-interest to IGX and Landlord is the successor-in-interest to Dogwood.
WHEREAS, Landlord and Tenant now desire to modify the Existing Lease in order to reallocate the Third Expansion Allowance (as defined in the Third Amendment), as more specifically set forth herein below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Definitions. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Existing Lease. As used herein and in the Existing Lease, “Lease” shall mean the Existing Lease, as amended by this Amendment.
2.Reallocation of Third Expansion Allowance. Notwithstanding anything in the Existing Lease to the contrary, Landlord and Tenant hereby agree to reallocate the Third Expansion Allowance as follows: (i) for the 1200 Space, a total amount equal to $100,000.00; and (ii) for the 1202 Space, a total amount equal to $1,219,258.00; being a total amount for the Third Expansion Allowance equal to $1,319,258.00. Any portion of the Third Expansion
Initials
Landlord    Tenant

Allowance for which Tenant has not submitted to Landlord a written request for disbursement and satisfied all requirements to disbursement set forth in the Lease by May 31, 2024, subject to extension due to Unavoidable Delay and Landlord Delay, shall be forfeited by Tenant, and Landlord shall have no further obligation with respect thereto. Landlord agrees to pay the Third Expansion Allowance to Tenant in accordance with Addendum 1 of the Third Amendment.
3.Authority. Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord represents to Tenant as follows: (i) Landlord is duly formed and validly existing under the laws of the State of Delaware, (ii) Landlord has and is qualified to do business in Texas, (iii) Landlord has the full right and authority to enter into this Amendment, (iv) each person signing on behalf of Landlord was and continues to be authorized to do so, and (v) no consent of any lender or any other party is required for the execution of this Amendment, or such consent has been obtained.
4.Estoppel. This Amendment is conditioned and contingent upon Tenant executing an estoppel certificate in the form attached hereto as Exhibit A (the “Estoppel”). If Landlord does not receive the executed Estoppel, then this Amendment shall be void ab initio and the Lease shall continue in effect as if this Amendment had never been written.

5.Execution. This Amendment may be executed in multiple counterparts and all such counterparts when taken together shall constitute one and the same instrument. This Amendment and counterparts thereof, may be executed and delivered by facsimile or other electronic transmission, with the same effect as an original executed Amendment or counterpart.
6.Successors and Assigns. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their heirs, successors and assigns.
7.Effect of Amendment. The Premises shall be subject to all of the terms and conditions of the Existing Lease except as expressly modified herein. Except as expressly modified herein, the terms of the Existing Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify such terms, as herein amended.
8.No Representations. Landlord, Landlord’s agents, Tenant, and Tenant’s agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and neither Landlord nor Tenant has relied on any representations except as expressly set forth herein.
9.Entire Agreement. This Amendment, together with the Existing Lease and any commencement date agreements executed by the parties with respect to the Premises (or portions thereof), contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Existing Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.
10.Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
11.Submission Not an Offer. The submission by Landlord or Tenant of this Amendment shall have no binding force or effect, shall not constitute an option, and shall not confer any right or impose any obligations upon either party, until execution and delivery of this Amendment by both parties.
[Signature page follows.]

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Amendment Date.

TENANT:
HYLIION INC.,
a Delaware corporation

By: /s/ Dennis Gallagher
Name: Dennis Gallagher
Title: Chief Operating Officer
Date Signed:November 27, 2023

LANDLORD:
GSNTR ATX 1200 BMC DRIVE OWNER LP
a Delaware limited partnership
By:    GSNTR ATX Logistics GP LLC,
a Delaware limited liability company, its general partner

By:    Princeton Meadows JV LLC,
a Delaware limited liability company, its sole member
By:    Princeton Meadows Member, LLC
a Delaware limited liability company, its co-manager
By:    GS REIT Operating Partnership L.P. a Delaware limited partnership, its sole member
By:    Goldman Sachs & Co. LLC
a New York limited liability company, its investment adviser

By: /s/ Dirk Degenaars     Name: Dirk Degenaars     Title: Managing Director

Date Signed: November 14, 2023

GSNTR ATX 1202 BMC DRIVE OWNER LP
a Delaware limited partnership
By:    GSNTR ATX Logistics GP LLC,
a Delaware limited liability company, its general partner

By:    Princeton Meadows JV LLC,
a Delaware limited liability company, its sole member
By:    Princeton Meadows Member, LLC
a Delaware limited liability company, its co-manager
By:    GS REIT Operating Partnership L.P. a Delaware limited partnership, its sole member
By:    Goldman Sachs & Co. LLC
a New York limited liability company, its investment adviser

By: /s/s Dirk Degenaars     Name: Dirk Degenaars     Title: Managing Director
Date Signed: November 14, 2023

EXHIBIT A ESTOPPEL CERTIFICATE
Tenant Estoppel Certificate

Upon Completion, Please Return to:
GSNTR ATX 1200 BMC DRIVE OWNER LP GSNTR ATX 1202 BMC DRIVE OWNER LP GSNTR ATX 1150 TECHNOLOGY BLVD OWNER LP
GSNTR ATX 3813 HELIOS WAY OWNER LP
c/o Goldman Sachs & Co. LLC 2001 Ross Avenue, Suite 2800
Dallas, Texas 75201

Re: 1200-1202 BMC Drive, Cedar Park, Texas (collectively, the “Property”) Ladies and Gentlemen:
The following statements are made with the knowledge that the addressees listed above (together with their respective successors and assigns, the “Addressees”) are relying on such statements in connection the Lease , and the Addressees, their respective lenders (together with their respective successors and assigns, the “Lenders”), and successor owners of the Property are entitled to rely on the statements herein; however, nothing in this certificate shall modify or amend the terms of the Lease.
The undersigned (“Tenant”), being the Tenant under the Lease covering certain premises (“Leased Premises”) in the Property, hereby certifies to the Addressees, Lenders and successor owners of the Property that the following statements are true, correct and complete as of the date hereof:
1.Tenant is the tenant under a lease with GSNTR ATX 1200 BMC DRIVE OWNER LP, a Delaware limited partnership and GSNTR ATX 1202 BMC DRIVE OWNER LP, a Delaware limited partnership, as successor in interest to Dogwood Propco TX III, L.P., as successor in interest to IGX Brushy Creek (“Landlord”) dated February 5, 2018, as amended by (i) the First Amendment to Industrial Lease, dated December 1, 2020, by Landlord and Tenant, (ii) the Second Amendment to Industrial Lease, dated June 2, 2021, by Landlord and Tenant, (iii) the Third Amendment to Industrial Lease, dated December 17, 2021, by Landlord and Tenant, (iv) as supplemented by that certain Tenant Improvement Allowance Extension Request dated February 15, 2023 by Tenant and acknowledged by Landlord on February 22, 2023, and (v) the Fourth Amendment to Industrial Lease dated November , 2023 (collectively, the “Lease”). The Lease demises to Tenant approximately (i) 26,908 square feet in 1200 BMC Drive and (ii) 124,780 square feet in BMC 1202 Drive. The initial term of the Lease commenced on November 1, 2018 and will expire on April 30, 2027, exclusive of unexercised renewal options and extension options contained in the Lease. Except as set forth in this Paragraph 1 there have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Leased Premises.
2.The Lease has been duly authorized and executed by Tenant and is in full force and effect.
3.Tenant is presently occupying the Leased Premises. The Lease has not been assigned by Tenant and no sublease, concession agreement or license covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant, which is not otherwise reflected in the Lease.
4.Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of
(i) for 1200 BMC Drive, $388,844.76 payable in monthly installments of $32,403.73 and (ii) for 1202 BMC Drive, $1,803,183.36 payable in monthly installments of $150,265.28. Rent has been paid under the Lease through November 30, 2023. No rent under the Lease has been paid more than one (1) month in advance, and no other sums have been deposited with Landlord other than $221,608.36 deposited as security under the Lease. The security deposit is not subject to any set-off or reduction or any increase for interest or other credit due to tenant not otherwise set forth in the Lease. Except as specifically stated in the Lease, Tenant is entitled to no rent concessions, free rent, allowances or other similar compensation in connection with renting the Leased Premises.
5.To Tenant’s knowledge, neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and, to Tenant’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.
6.Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Property, (c) any right of first refusal on any space at the Property,
(d) any option or right of first refusal to purchase the Leased Premises or the Building or any part thereof, or (e) any option to terminate the Lease prior to its stated expiration.
7.To Tenant’s actual knowledge as of the date hereof without any duty to investigate or inquire, all obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, free of defenses and set-offs, including, without limitation, all construction work in the Leased Premises, and Landlord has paid in full all allowances and inducements due and payable to Tenant, except for $1,319,258.00. The deadline to use this unpaid Tenant Improvement Allowance is May 31, 2024, per the Fourth Amendment extending the Third Expansion Allowance Deadline.
8.To Tenant’s actual knowledge as of the date hereof without any duty to investigate on inquire, the Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant’s business.
9.To Tenant’s actual knowledge as of the date hereof without any duty to investigate on inquire, Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.To Tenant’s actual knowledge as of the date hereof without any duty to investigate on inquire, other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Leased Premises, Tenant has not used or stored any hazardous materials or substances in the Leased Premises.

12.To Tenant’s actual knowledge as of the date hereof without any duty to investigate on inquire, Tenant confirms that there has been no leakage of PFAS or any other hazardous materials or substances at the Leased Premises.

[Signature Page Follows]

EXECUTED as of the     day of November, 2023.

TENANT

Hyliion, Inc., a Delaware corporation

By: /s/ Dennis Gallagher
Name: Dennis Gallagher
Title: Chief Operating Officer